Exhibit EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of each of our fifty-seven reports each dated February 19, 2015 relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Reports to Shareholders of the American Century NVIT Growth Fund, American Century NVIT Multi Cap Value Fund, Federated NVIT High Income Bond Fund, NVIT Bond Index Fund, NVIT Cardinal Managed Growth and Income Fund, NVIT Cardinal Managed Growth Fund, NVIT Cardinal Aggressive Fund, NVIT Cardinal Balanced Fund, NVIT Cardinal Capital Appreciation Fund, NVIT Cardinal Conservative Fund, NVIT Cardinal Moderate Fund, NVIT Cardinal Moderately Aggressive Fund, NVIT Cardinal Moderately Conservative Fund, NVIT Core Bond Fund, NVIT Core Plus Bond Fund, NVIT Developing Markets Fund, NVIT Emerging Markets Fund, NVIT Enhanced Income Fund, NVIT Government Bond Fund, NVIT International Equity Fund, NVIT International Index Fund, NVIT Investor Destinations Managed Growth and Income Fund, NVIT Investor Destinations Managed Growth Fund, NVIT Investor Destinations Aggressive Fund, NVIT Investor Destinations Balanced Fund, NVIT Investor Destinations Capital Appreciation Fund, NVIT Investor Destinations Moderate Fund, NVIT Investor Destinations Moderately Aggressive Fund, NVIT Investor Destinations Moderately Conservative Fund, NVIT Large Cap Growth Fund, NVIT Mid Cap Index Fund, NVIT Money Market Fund, NVIT Multi Sector Bond Fund, NVIT Multi-Manager International Growth Fund, NVIT Multi-Manager International Value Fund, NVIT Multi-Manager Large Cap Growth Fund, NVIT Multi-Manager Large Cap Value Fund, NVIT Multi-Manager Mid Cap Growth Fund, NVIT Multi-Manager Mid Cap Value Fund, NVIT Multi-Manager Small Cap Growth Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT Multi-Manager Small Company Fund, NVIT Nationwide Fund, NVIT Real Estate Fund, NVIT S&P 500 Index Fund, NVIT Short Term Bond Fund, NVIT Small Cap Index Fund, Neuberger Berman NVIT Multi Cap Opportunities Fund, Neuberger Berman NVIT Socially Responsible Fund, Templeton NVIT International Value Fund, Invesco NVIT Comstock Value Fund, Loring Ward NVIT Capital Appreciation Fund, and Loring Ward NVIT Moderate Fund, fifty-seven of the portfolios constituting Nationwide Variable Insurance Trust, and of our one report dated February 24, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Report to Shareholders of the NVIT Investor Destinations Conservative Fund, one of the portfolios constituting Nationwide Variable Insurance Trust, which all are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Philadelphia, PA

April 21, 2015